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                                                                    EXHIBIT 23.1



                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors
Alex. Brown Incorporated:

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-27498, 33-45699, 33-58340, 33-50395, 33-51615, 33-65301,
333-08549, 333-15089, 333-15089-01 through -04, 333-32909, Form S-4 Nos.
333-22733, 333-22733-01, 333-31061 and Form S-8 Nos. 2-67517, 2-97972, 33-20693,
33-21564, 33-41014, 33-52329, 33-54971, 333-12181, 333-19963, 333-31061 and
333-34371) of our report dated January 20, 1997, with respect to the consolidated statements of financial condition of Alex. Brown Incorporated and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K of Bankers Trust New York Corporation.



                                          /s/ KPMG Peat Marwick LLP

                                          KPMG Peat Marwick LLP



Baltimore, Maryland
August 29, 1997